UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: January 13, 2009
(Date of earliest event reported)

WASHINGTON BANKING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

WASHINGTON	000-24503	91-1725825
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

450 Bayshore Drive
Oak Harbor, WA 98277
(address of Principal Executive Offices)(Zip Code)

(360) 679-3121
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers Item
5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 16, 2009, in exchange for an aggregate purchase price of $26,380,000, Washington Banking Company issued and sold to the United States Department of the Treasury pursuant to the TARP Capital Purchase Program the following: (i) 26,380 shares of the Company’s newly designated Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share, and liquidation preference $1,000 per share ($26,380,000 liquidation preference in the aggregate) and (ii) a warrant to purchase up to 492,164 shares of the Company’s common stock, no par value per share, at an exercise price of $8.04 per share, subject to certain anti-dilution and other adjustments. The Warrant may be exercised for up to ten years after it is issued.

The issuance and sale of the preferred stock and warrant are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Securities Act.

In connection with the issuance and sale of the Company’s securities, the Company entered into a Letter Agreement including the Securities Purchase Agreement — Standard Terms, dated January 16, 2009, with the United States Department of the Treasury (the “Agreement”). The Agreement contains limitations on the payment of quarterly cash dividends on the Company’s Common Stock in excess of $0.065 per share, and on the Company’s ability to repurchase its Common Stock. The Agreement also grants the holders of the Series A Preferred Stock, the Warrant and the Common Stock to be issued under the Warrant registration rights and subjects the Company to executive compensation limitations included in the Emergency Economic Stabilization Act of 2008. Participants in the TARP Capital Purchase Program are required to have in place limitations on the compensation of Senior Executive Officers. On January 16, 2009, the Company’s three named executive officers, John L. Wagner, Richard A. Shields and Joseph W. Niemer, executed and delivered a Waiver of Executive Compensation Agreement whereby the executive releases the Company from any and all obligations to pay compensation prohibited by Section 111 of the Emergency Economic Stabilization Act of 2008 or any regulations promulgated thereunder and waives any present or future claims against the Company for any changes to executive’s regular, bonus, or incentive compensation or benefit related arrangements, agreements or policies and any other changes required to be made to comply with the terms of the TARP Capital Purchase Program.

The Series A Preferred Stock will bear cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter, in each case, applied to the $1,000 per share liquidation preference, but will only be paid when, as and if declared by the Company’s Board of Directors out of funds legally available therefor. The Series A Preferred Stock has no maturity date and ranks senior to our Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.

On January 13, 2009, the Company’s shareholders approved an amendment to the Company’s Restated Articles of Incorporation increasing the number of authorized shares of preferred stock to 26,380 and designating such shares as the Series A Preferred Stock. The amendment was filed with the Secretary of State of the State of Washington on January 13, 2009.

Copies of the Agreement, Warrant, Articles of Amendment to the Company’s Restated Articles of Incorporation and form of Series A Preferred Stock Certificate are included as exhibits to this Form 8-K and are incorporated by reference into Items 1.01, 3.02, 3.03 and 5.03 hereof. The form of Waiver executed by the Company’s named executive officers is included as an exhibit to this Form 8-K and incorporated by reference into Item 5.02. The foregoing summary of provisions of these documents is qualified in its entirety by reference to the exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	3.1	Articles of Amendment to Restated Articles of Incorporation
	4.1	Form of Stock Certificate for Series A Preferred Stock
	4.2	Warrant to purchase up to 492,164 shares of Common Stock, issued January
16, 2009
	10.1	Letter Agreement, dated January 16, 2009, including Securities Purchase
Agreement—Standard Terms, between the Company and the United States
Department of the Treasury
	10.2	Form of Senior Executive Officer Waiver
	99.1	Press Release announcing closing of the investment by the United States
Department of the Treasury under the TARP Capital Purchase Program dated
January 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Banking Company
(Registrant)

Dated: January 16, 2009	By: /s/ Richard A. Shields
Richard A. Shields
Executive Vice President/Chief Financial Officer